Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus of Colony Bankcorp, Inc. of our reports dated March 14, 2025, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Colony Bankcorp, Inc., appearing in the Annual Report on Form 10-K of Colony Bankcorp, Inc. for the year ended December 31, 2024.

Albany, Georgia

December 19, 2025

2911 MEREDYTH DRIVE • POST OFFICE BOX 71549 • ALBANY, GEORGIA 31708-1549 • 229-446-3600 • FAX 229-446-3664 • www.mjcpa.com

MEMBERS OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS